EINPRESSWIRE

HIMALAYA TECHNOLOGIES LAUNCHES THE EVEREST TOKEN

Utility token to drive value for customers conducting business on HMLA's web properties.

PITTSBURGH, PA, USA, January 8, 2024 /EINPresswire.com/ -- Himalaya Technologies, Inc. announces the launch of the exciting new EVEREST[1] Token for use within the company's developing Web3 enabled ecosystem. EVEREST is an ERC20 token with contract address at 0xD8Ac7ac1b906f7DdC431129b279Dc68edBF300aA on Etherscan.io. The token website with whitepaper and additional details are now live at https://www.theEVERESTtoken.com.

An initial liquidity pool is planned for the decentralized crypto trading protocol "Uniswap" that will be live as early as next week. The EVEREST Token is Himalaya's first step towards connecting shareholders and users to the fast approaching Web3 and IoT revolution.

Short-term plans include Himalaya's development of wellness focused and community driven brands in the beverage and natural health markets under the "FOMO" brand, which has a notice of allowance for trademark by the USPTO. Using EVEREST Tokens in Web3 enabled checkouts will provide a wide range of benefits to the holders including discounts, early access to new product or version releases, and more. Further, EVEREST will combine with NFT technologies and other blockchain innovations to drive the most exciting new decentralized health and wellness brands on the market.

> **Blockchain payments married to social media is the future for online commerce."** — *Vik Grover*

Said Vik Grover, CEO: "Blockchain innovations are driving significant growth and change in the online world. As we enhance and reissue our existing social network at Kanab.Club[2] (https://www.kanab.club) for more mainstream verticals, a utility token to drive rewards and provide benefits to users of social sites is paramount to success for each domain if they are to go viral and command loyalty. Stay tuned for further developments in our renamed social network subsidiary 'Everest Media, Inc.' as The EVEREST Token comes to market."

Further information on Himalaya Technologies, Inc's recent crypto developments can be found under Form 8K-A4 here:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001409624/000149315224000189/form-8ka.htm

Himalaya Technologies, Inc.

The EVEREST Token

About Himalaya Technologies, Inc.:

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/[3]) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company's debt and equity investors. The Company is a minority investment of FOMO WORLDWIDE, INC. (OTC: FOMC; https://www.fomoworldwide.com/).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya's stockholders, and leverage capital markets to execute its growth strategy, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya's business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company's future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Vik Grover
HImalaya Technologies, Inc.
+1 347-323-9581
email us here
Visit us on social media:
Twitter

[1] https://www.theEVERESTtoken.com
[2] https://www.kanab.club/
[3] https://www.himalayatechnologies.com/
